N-SAR Item 77C Exhibit

Evergreen Disciplined Value Fund

On February 12, 2009, a Special Meeting of
Shareholders for the Fund was held to
consider a number of proposals. On December
1, 2008, the record date for the meeting, the Fund had $156,973,167 of net assets outstanding of which $107,413,023 (68.43%)
of net assets were represented at the meeting.

Proposal 1 To consider and act upon a new
Investment Advisory Agreement with
Evergreen Investment Management Company, LLC

Net assets voted For $105,687,397
Net assets voted Against $ 583,125
Net assets voted Abstain $ 1,142,501

Evergreen Enhanced S&P 500 Fund

On February 12, 2009, a Special Meeting of
Shareholders for the Fund was held to
consider a number of proposals. On December
1, 2008, the record date for the meeting, the Fund had $781,692,686 of net assets outstanding of which $488,156,072 (62.45%)
of net assets were represented at the meeting.

Proposal 1 To consider and act upon a new investment advisory agreement with
Evergreen Investment Management Company, LLC

Net assets voted For $475,904,573
Net assets voted Against $ 4,489,133
Net assets voted Abstain $ 7,762,366

Evergreen Equity Income Fund

On February 12, 2009, a Special Meeting of
Shareholders for the Fund was held to
consider a number of proposals. On December
1, 2008, the record date for the meeting, the Fund had $528,202,891 of net assets outstanding of which $290,606,879 (55.02%)
of net assets were represented at the meeting.

Proposal 1 To consider and act upon a new investment advisory agreement with
Evergreen Investment Management Company, LLC

Net assets voted For 	 $260,597,010
Net assets voted Against $ 13,346,272
Net assets voted Abstain $ 16,663,597

Evergreen Fundamental Large Cap Fund

On March 12, 2009, a Special Meeting of
Shareholders for the Fund was held to consider a number of proposals. On December 1, 2008, the record date for the meeting, the Fund had $551,953,473 of net assets outstanding of which $297,981,710 (53.99%)
of net assets were represented at the meeting.

Proposal 1 To consider and act upon a new investment advisory agreement with
Evergreen Investment Management Company, LLC

Net assets voted For 	 $267,682,125
Net assets voted Against $ 12,845,567
Net assets voted Abstain $ 17,454,018

Evergreen Fundamental Mid Cap Value Fund

On February 12, 2009, a Special Meeting of
Shareholders for the Fund was held to
consider a number of proposals. On December
1, 2008, the record date for the meeting, the Fund had 1,663,685 of net assets outstanding of which 1,253,999 (75.37%) of net assets outstanding were represented at the meeting.

Proposal 1 To consider and act upon a new investment advisory agreement with
Evergreen Investment Management Company, LLC

Net assets voted For 	 $ 1,215,046
Net assets voted Against $ 33,451
Net assets voted Abstain $ 5,502

Evergreen Golden Core Opportunities Fund

On March 12, 2009, a Special Meeting of
Shareholders for the Fund was held to consider a number of proposals. On December 1, 2008, the record date for the meeting, the Fund had $29,361,810 of net assets outstanding of which $15,546,062 (52.95%)
of net assets were represented at the meeting.

Proposal 1a To consider and act upon a
new investment advisory agreement with
Evergreen Investment Management Company, LLC

Net Assets voted For 	 $14,862,471
Net Assets voted Against $ 287,795
Net Assets voted Abstain $ 395,796

Proposal 1b To consider and act upon
a new sub-advisory agreement with Golden
Capital Management, LLC

Net Assets voted For 	 $14,764,520
Net Assets voted Against $ 399,853
Net Assets voted Abstain $ 381,689

Evergreen Golden Large Cap Core Fund

On February 12, 2009, a Special Meeting
of Shareholders for the Fund was held to consider a number of proposals. On December
1, 2008, the record date for the meeting, the Fund had $3,620,496 of net assets outstanding of which $3,186,352 (88.01%) of net assets were represented at the meeting.

Proposal 1a To consider and act upon a
new investment advisory agreement with
Evergreen Investment Management Company, LLC

Net Assets voted For $3,168,645
Net Assets voted Against $ 17,707

Proposal 1b To consider and act upon
a new sub-advisory agreement with Golden
Capital Management, LLC:

Net Assets voted For $3,168,645
Net Assets voted Against $ 17,707

Evergreen Golden Mid Cap Core Fund

On February 12, 2009, a Special Meeting
of Shareholders for the Fund was held to consider a number of proposals. On December
1, 2008, the record date for the meeting, the Fund had $2,771,716 of net assets outstanding of which $2,695,452 (97.25%) of net assets were represented at the meeting.

Proposal 1a To consider and act upon a
new investment advisory agreement with
Evergreen Investment Management Company, LLC

Net assets voted For $2,695,452

Proposal 1b To consider and act upon a
new sub-advisory agreement with Golden
Capital Management, LLC

Net assets voted For $2,695,452

Evergreen Intrinsic Value Fund

On February 12, 2009, a Special Meeting
of Shareholders for the Fund was held to consider a number of proposals. On December
1, 2008, the record date for the meeting, the Fund had $337,812,573 of net assets of which $214,647,570 (63.54%) of net assets were represented at the meeting.

Proposal 1a To consider and act upon
a new investment advisory agreement with Evergreen Investment Management Company, LLC

Net assets voted For $ 209,746,229
Net assets voted Against $ 1,992,372
Net assets voted Abstain $ 2,908,961

Proposal 1b To consider and act upon
a new sub-advisory agreement with Metropolitan
West Capital Management, LLC

Net assets voted For $ 209,580,870
Net assets voted Against $ 2,169,112
Net assets voted Abstain $ 2,897,588

Evergreen Small Cap Value Fund

On March 19, 2009, a Special Meeting of
Shareholders for the Fund was held to
consider a number of proposals. On December
1, 2008, the record date for the meeting, the Fund had $58,327,015 of shares outstanding of which $30,542,769 (52.36%) of shares outstanding were represented at the meeting.

Proposal 1a To consider and act upon a new investment advisory agreement with
Evergreen Investment Management Company, LLC

Net assets voted For $ 23,559,991
Net assets voted Against $ 512,910
Net assets voted Abstain $ 6,469,868

Evergreen Special Values Fund

On March 12, 2009, a Special Meeting of
Shareholders for the Fund was held to consider a number of proposals. On December 1, 2008, the record date for the meeting, the Fund had $869,998,214 of net assets outstanding of which $463,069,522 (53.23%) of net assets were represented at the meeting.

Proposal 1 To consider and act upon a new investment advisory agreement with
Evergreen Investment Management Company, LLC

Net assets voted For $424,196,906
Net assets voted Against $ 5,898,072
Net assets voted Abstain $ 32,974,544